UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 13, 2006

WALTER INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13711	13-3429953
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

4211 W. Boy Scout Boulevard, Tampa, Florida

33607

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (813) 871-4811

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 1.01                                             Material Definitive Agreement

The Compensation and Human Resources Committee (the “Committee”) of the Board of Directors of Walter Industries, Inc. (the “Company”) has approved the following annual base salaries for the following Named Executive Officers, effective as of March 1, 2006:

	Revised Base	Revised Target
Name and Principal Position	Salary	Annual Incentive

William F. Ohrt,	$355,129	100%
Executive VP and CFO

Victor P. Patrick,	$307,157	60%
Senior VP, Secretary and General Counsel

George R. Richmond,	$413,437	65%
Chief Executive Officer, Jim Walter Resources, Inc.

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 14, 2006, the Board of Directors of the Company appointed Lisa A. Honnold, 38, Senior Vice President and Controller of the Company. Ms. Honnold has served as Vice President of Corporate Accounting for the Company since December, 2005. Prior to joining the Company, Ms. Honnold was Vice President, Corporate Controller of Catalina Marketing Corporation from December 2004 to November 2005, holding the previous title of Assistant Controller since November 2003. From 1996 to November 2003, Ms. Honnold held various positions with NACCO Industries, Inc., last serving as Manager of Financial Reporting and Analysis. In her new role, Ms. Honnold is the principal accounting officer of the Company. Ms. Honnold’s annual base salary is $212,500 and she is eligible for an annual target bonus of 50% of base salary. Ms. Honnold’s employment agreement provides for a special one-time equity grant of 1,185 non-qualified stock option grant and an award of 1,312 restricted stock units, three weeks vacation each year and severance of 12 months salary and bonus (with continuation of fringe benefits during such period) in the event that she is involuntarily terminated, other than for cause as more specifically set forth in her agreement.

Neither Ms. Honnold nor any member of her immediate family has or has had any material interest in any transaction or proposed transaction with the Company. Ms. Honnold has no family relationship with any director or executive officer of the Company. She will continue as an officer of the Company until the earlier of her termination of employment or the election of her successor by the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INDUSTRIES, INC.

	By:	/s/ Victor P. Patrick
	Title:	Victor P. Patrick
Sr. Vice President, General Counsel
and Secretary

Date: March 15, 2006